EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92244, 333-112156, 333-63300, 333-63302, 333-49446, 333-46850, 333-38182, 333-34874, 333-33348, 333-86367, 333-82109, 33-63796, 33-83700, 333-06921, 333-61053, 333-66245) and the Prospectus constituting part of Form S-3 (No. 333-83690) of Wind River Systems, Inc. of our report dated April 9, 2004 relating to the Consolidated Financial Statements, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

April 13, 2004